Shenzhen

Employment Contract

(applicable to full-time employee)

Compiled by the Shenzhen Human Resource and Social Insurance Bureau

Party A (Employer)	Party B (Employee)
Name: China Information Technology, Inc	Name: Li Gang
Address:	Gender: Male
Legal Representative:	ID or Passport NO.:711191260
Attention:	Address
Tel:	Tel: 13402011212

According to the PRC Employment Law (the “Employment Law”), the PRC Employment Contract Law (the “Employment Contract Law”), Shenzhen Salary Payment Regulation (the “Payment Regulation”) and relevant laws and regulations, on the legal, fair and voluntary basis, upon the consistent negotiation and good faith principle, the Parties entered into this Employment Contract (the “Contract”) and will collectively comply with the terms and conditions as below:

I	Term of the Contract

1.	The Parties agreed that the following item (i) will be applicable to the term of this Contract (the “Term”).

(i). Fix-term Contract: the Term of this Contract is from 12December, 2011 to 11 December, 2014

(ii). N/A

(iii).N/A

2.	The probation of this Contract is 3 months, calculating from 12 December, 2011 to 11 February, 2012.

II	Position and Location

The position served by Party B is CFO and the location is Shenzhen.

III	Working time and Holidays

1.	The Parties agreed that the following item (i) will be applicable to the working time of Party B.

(i). Standard Working Time: 8 hours everyday (can not surpass 8 hours); 40 hours for a week (can not surpass 40 hours); at least one holiday for a week.

(ii). N/A

(iii).N/A

1.	The Parties agreed that the following item (i) will be applicable to the term of this Contract (the “Term”).

2.	Party A is subject to the Article 41 under the Employment Law, provided that it intends to extend the working time in accordance with the production and business operation.

3.	Party B is eligible to the public holiday, annual leave, marriage leave, maternity leave and bereavement leave

4.	N/A

IV	Remuneration

1.

Party A shall develop the remuneration allocation mechanism in accordance with the laws and regulations and issue a notice to Party B regarding this. The remuneration paid by Party A to Party B shall no less than the current year minimum remuneration declared and published by municipal government.

	2.	N/A

	3.	Party A will pay Party B the remuneration as of the 10th day of each month. Party A shall at least pay Party B the remuneration once in cash every month.

	4.	The overtime working compensation, public holiday and annual leave compensation and other compensation or remuneration for special situations shall be in accordance with relevant laws and regulations.

	5.	The miscellaneous for this section: The remuneration for Party B is RMB500,000 per year.

V	Social Insurance and Employee Benefit

	1.	The Parties agree to contribute social insurance and housing provident fund according to the laws and regulations enacted by the nation, the province or the municipal.

2.

In the event that Party B suffers from disease or non-work-related injury, Party A shall grant Party B the medical period and corresponding treatment in accordance with the laws and regulation enacted by the nation, the province or the municipal.

3.

In the event that Party B suffers from occupational disease or work injury, Party A shall implement the rules according to the PRC Occupational Disease Protection Law, Work Injury Insurance Regulation and other laws and regulations.

	4.	N/A

VI	Working Protection, Working Condition and Occupational Disease Protection

	1.	For the purpose of protecting Party B’s safety and health, Party A shall provide the working premises subject to national safety and hygiene standard, and necessary working protection.

	2.	Party A shall perfect the protection for female employee and the minors.

	3.	N/A

4.

Party B is entitled to refuse the Party A’s management which against the laws and regulations as well as the enforced dangerous work. As to the behavior which may be harmful to Party B’s safety and health by Party A, Party B is entitled to request Party A to correct such behavior or accuse to competent authorities.

VII	Rules and Bylaws

	1.	Party A shall make the rules and bylaws according to the laws and regulations and issue a notice to Party B.

2.

Party B shall properly and promptly complete the work and assignment, enhance the professional capacity, observe the safe working procedure and professional ethics in accordance with national, province and municipal laws and regulations as well as the rules and bylaws made by Party A.

	3.	Party B shall observe the related national, province and municipal family planning policy.

VIII	Alteration of the Contract

Upon the collective agreement between the Parties, this Contract can be altered. The alteration of this Contract shall be in writing. Each Party will hold one counterpart of the revised Contract.

IX	The Termination and Ending of the Contract

	1.	Upon the agreement between the Parties, the Parties can terminate this Contract.

	2.	Party B may terminate this Contract upon 30 days’ prior written notice to Party A. During the probation period, Party B may terminate this Contract by giving Party A three days’ prior notice.

	3.	If Party A has the one of the following situations, Party B can notify Party A to terminate this Contract:

(i). Failure to provide the working protection or working conditions specified under this Contract;

(ii). Failure to pay the remuneration fully and on time;

(iii).Failure to pay the social insurance for Party B in accordance with the law, and continue to do so beyond one month upon the requirement by Party B for the contribution of such social insurance;

(iv).Violation of rules and regulations, which is harmful to Party B’s rights and interests;

(v). By means of deception or coercion, or taking advantage of the Party B’s difficulties, to cause Party B to conclude this Contract, or to make an amendment thereto, which is contrary to Party B’s true intent;

(vi).Exclusion the liabilities of Party A, or deprivation Party B’s material rights, which results in the invalidity of this Contract;

(vii). Violation of laws, regulations and mandatory rules, which results in the invalidity of this Contract; or

(viii). Other situations according to which Party B can terminate this Contract.

4.

If Party A uses violence, threats or unlawful restriction of personal freedom to compel Party B to work, or if Party B is instructed in violation of rules and regulations or peremptorily ordered by Party A to perform dangerous operations which threaten his personal safety, Party B may terminate this Contract forthwith without giving prior notice to Party A.

5.	Party A can terminate this Contract, If Party B:

(i). is proved during the probationary period not to satisfy the conditions for employment;

(ii). materially breaches Party A’s rules and bylaws;

(iii).commits serious dereliction of duty or malpractices, causing substantial damage to Party A;

(iv).has concurrently established another employment relationship with any other third party which materially affects the completion of his tasks with the Party A, or Party B refuses to rectify the matter after the same is brought to his attention by Party A;

(v). by means of deception or coercion, or taking advantage of the Party A’s difficulties, causes Party A to conclude this Contract, or makes an amendment thereto, which is contrary to Party A’s true intent; or

(vi).becomes a criminal offender in accordance with the award of the courts.

6.

Party A may terminate this Contract by giving the Party B 30 days’ prior written notice, or one month’s remuneration in lieu of notice, except the situation provided by Article 42 under the Employment Contract Law, if:

(i). upon the provided medical period for disease or non-work injury, Party B can engage neither in his original work nor in other work arranged for him by Party A;

(ii). Party B is incompetent and remains incompetent after training or adjustment of his position; or

(iii).A major change in the objective circumstances relied upon at the time of conclusion of this Contract which has prejudice to the performance of this Contract, and upon negotiation between the Parties, they are unable to reach an agreement on amending this Contract.

7.

If any of the following circumstances makes it necessary to reduce the workforce by 20 persons or more or by a number of persons that is less than 20 but accounts for 10 percent or more of the total number of the enterprise’s employees, Party A may reduce the workforce upon it has explained the circumstances to its trade union or to all of its employees 30 days in advance, and has considered the opinions of the trade union or the employees and has subsequently reported the workforce redundancy plan to the human resource and labor protection department, except the situation provided by Article 42 under the Employment Contract Law:

(i) . Restructuring pursuant to the Enterprise Bankruptcy Law;

(ii) . Serious difficulties in production and/or business operations;

(iii) .Party A switches production, introduces a major technological innovation or revises its business method, and, after amendment of employment contracts, still needs to reduce its workforce; or

(iv) . Other major change in the objective economic circumstances relied upon at the time of conclusion of the employment contracts, rendering them unperformable.

8.	This Contract can be ended based upon the following circumstance:

(i) . The Term of this Contract expires;

(ii) . Party B has commenced drawing his basic retirement insurance pension in accordance with the law;

(iii) .Party B dies, or is declared dead or missing by a People’s Court;

(iv).Party A is declared bankrupt;

(v). Party A has its business license revoked, is ordered to close or is closed down, or Party A decides on early liquidation; or

(vi).Other circumstance specified in laws or administrative statutes arises

X	Economic Compensation

	1.	In any of the following circumstances, Party A shall pay Party B the economic compensation (i). This Contract is terminated upon the negotiation and agreement between the Parties and by

(i). This Contract is terminated upon the negotiation and agreement between the Parties and by Party A proposed to Party B pursuant to Article 9, subsection 1 hereof;

(ii). This Contract is terminated by Party B pursuant to Article 9, subsection 3 or 4 hereof

(iii).This Contract is terminated by Party A pursuant to Article 9, subsection 6 or 7 hereof;

(iv). This Contract is a fixed–term contract that ends pursuant to Article 9, subsection 8, item (i) hereof, unless Party B does not agree to renew the contract even though the conditions offered by Party A are the same as or better than those stipulated in the current contract;

(v). This Contract is terminated pursuant to the Article 9, subsection 8, item (iv) or (v) hereof; or

(vi). Other circumstances specified in laws or regulations.

2.

In the event that this Contract is terminated or ended, the economic compensation shall be in accordance with the standard under the Employment Contract Law and relevant rules enacted by national, provincial and municipal authorities, and it shall be paid upon completion of the procedures for the handover of the work.

XI	Formalities for Termination and Ending of this Contract

In the event that this Contract is terminated or ended, Party B shall undertake the work handover procedures and otherwise. Party A shall issue a proof of termination or ending of this Contract, and within 15 days, carry out the procedures for the transfer of Party B’s file and social insurance account. Regarding the proof of termination or ending of this Contract, it shall explicitly provide the Term, date of termination or ending, position of this Contract and working length for Party A.

XII	Dispute Resolution

In the event that any dispute arising between the Parties, it shall be resolved upon the negotiation and agreement between the Parties. If the Parties fail to reach an agreement upon the negotiation, they can request Party A’s trade union for resolution or submit such dispute for intermediation to Party A’s Employment Dispute Intermediation Committee ; or directly apply for arbitration to competent employment dispute arbitration committee.

XIII	Other Agreement between the Parties

	1.	The working scope shall be covered by Party B includes China Information Technology, Inc. and all affiliated subsidiary thereof.

2.

According to relevant employment laws and regulations, Party B voluntarily waive Party A’s contribution of social insurance (including retirement pension, medical insurance and housing provident fund and others), which will be replaced by RMB1000 insurance subsidy (individual income tax is exclude) paid by Party A to Party B, and Party B will buy himself the business insurance. Such insurance will be paid in paralleled with monthly remuneration.

3.

Any rules and bylaws of Party A (including, but not limited to the administrative policy, recruitment handbook, employment and remuneration relationship administrative handbook, training policy, internal audit administrative policy, accounting handbook, non-disclosure agreement, safety rules) shall constitute the major appendixes of this Contract, which have the same validity with the terms and conditions under this Contract.

	4.	Party B has scrutinized, and shall voluntarily observe and implement all rules and bylaws of Party A.

5.

Party B makes a commitment that the “Address” under this Contract is the valid address for serving any documents or materials of Party A, and Party B will give a written notice to Human Resource and Administration Department of Party A upon the address changed.

6.

The probationary period can be extended provided that Party B asks accumulative more than 5 leaves on working days. If the leaves in probationary period asked by Party B is no more than 5 working days, the probationary period will comply with this Contract.

7.

When the terms and conditions of this Contract need to be revised, Party B agrees to execute the Employment Contract Amendment as revision, replace or supplement of this Contract, which has the same validity with this Contract.

8.

Any other employment contract executed by the Parties prior to this Contract will be automatically invalid upon the execution of this Contract; regarding any difference between this Contract and other agreements including, but not limited to the Confidential Agreement, Training Service Agreement and Non-competent Agreement, this Contract will prevail.

XIV	Miscellaneous

	1.	If any matter which is not specified herein this Contract or runs afoul of applicable laws and regulations exists in this Contract, the laws and regulations will prevail.

	2.	This Contract will come into effect upon the execution or affixing seals by the Parties, however any alteration of the signature or unauthorized execution shall be deemed to be invalid.

	3.	This Contract has two counterparts which will be held by each party, respectively.

Party A: China Information Technology, Inc (seal affixed)	Party B: Li Gang

Legal Representative:	/s/ Li Gang

Date : 12 December, 2011	Date: 12 December, 2011